                                                                    Exhibit 3.67

                                     CHARTER

                                       OF

                                   NUSEP, INC.

         The undersigned, acting as the incorporator under the Tennessee Business Corporation Act, adopts the following Charter for such corporation:

         1. The name of the corporation is NUSEP, Inc.

         2. The corporation is authorized to issue 2,000 common shares, which shares collectively shall have unlimited voting rights and the right to receive the net assets of the corporation upon dissolution.

         3. The street address and zip code of the corporation's initial registered office is 9207 Park West Boulevard. Post Office Box 30698, Knoxville, Tennessee 37930.

         4. The corporation's initial registered office is located in Knox County, Tennessee.

         5. The name of the corporation's initial registered agent at that office is Michael Lynn Hatcher.

         6. The name, address, and zip code of the incorporator is W. Dale Amburn, 1716 Clinch Avenue, Knoxville, Tennessee 37916.

         7. The street address and zip code of the principal office of the corporation is 9207 Park West Boulevard, Post Office Box 20698, Knoxville, Tennessee 37930.

         8. The corporation is for profit.

         9. No director may be sued by the corporation or its shareholders for breach of his or her fiduciary duty to the corporation, provided, however, that this provision shall not absolve a director from a breach of his or her duty of loyalty, or acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or for distributions in violation of T.C.A. Section48-18-304.

         DATED:  this 6th day of November, 1990.

                                            /s/ W. Dale Amburn
                                            ----------------------------------
                                            W. DALE AMBURN, INCORPORATOR

                      ARTICLES OF AMENDMENT TO THE CHARTER

                                       OF

                                   NUSEP, INC.

TO THE SECRETARY OF STATE OF THE STATE OF TENNESSEE:

         Pursuant to the provisions of Section 48-20-106 of the Tennessee Business Corporation Act, the undersigned corporation adopts the following articles of amendment to its charter:

         1.       The name of the corporation is NUSEP, Inc.

         2. The text of the amendment adopted is as follows: the corporation changes its name to Southeastern Emergency Physicians of Memphis, Inc.

         3. The amendment was duly adopted by the incorporator without shareholder action, such shareholder action not being required.

DATED: this 7th day of February, 1991.

                                              NUSEP, INC.

                                              /s/ W. Dale Amburn
                                              ----------------------------------
                                              W. DALE AMBURN, INCORPORATOR

                      ARTICLES OF AMENDMENT TO THE CHARTER

                                       OF

               SOUTHEASTERN EMERGENCY PHYSICIANS OF MEMPHIS, INC.

         Pursuant to the provisions of Section 48-20-106 of the Tennessee Business Corporation Act, the undersigned Corporation hereby submits the following articles to amend its Charter and states as follows:

         1. The name of the Corporation is Southeastern Emergency Physicians of Memphis, Inc.

         2. The text of the amendment adopted is:

                  (a) The Corporation hereby changes its registered agent and office to: W. Dale Amburn, 1716 Clinch Avenue, Knoxville, Tennessee 37916.

                  (b) The Corporation hereby changes the street address of its principal office to 1900 Winston Road, Post Office Box 30698, Knoxville, Tennessee 37930.

         3. After the changes are made, the street address of the registered office of the Corporation and the business office of its registered agent shall be identical.

         4. The amendment was duly adopted on the 15th day of January, 1992 by the board of directors without shareholder action, as such shareholder action was not required.

         DATED this 15 day of January, 1992.

                                     SOUTHEASTERN EMERGENCY PHYSICIANS,
                                     OF MEMPHIS, INC.

                                     By:  /s/
                                          ___________________________________

                                     Its: ___________________________________

                               ARTICLES OF MERGER

                                       OF

                       SOUTHEAST MARKETING SERVICES, INC.

                                      INTO

               SOUTHEASTERN EMERGENCY PHYSICIANS OF MEMPHIS, INC.

                  Pursuant to the provisions of Section 48-21-107 of the Tennessee Business Corporation Act, the undersigned corporations adopt the following Articles of Merger:

                  1. The attached Plan of Merger (Exhibit "A"), was approved by each of the undersigned corporations in the manner prescribed by the Tennessee Business Corporation Act.

                  2. Approval by the Shareholders of each corporation that is a party to the merger is required by the Tennessee Business Corporation Act.

                  3. As to Southeast Marketing Services, Inc., a Tennessee corporation, the plan was duly adopted by the Board of Directors and approved by the written consent of the sole shareholder entitled to vote on December 12, 1995.

                  4. As to Southeastern Emergency Physicians of Memphis, Inc., a Tennessee corporation, the plan was duly adopted by the Board of Directors and approved by the written consent of the sole shareholder entitled to vote on December 12, 1995.

                  5. These Articles of Merger shall take effect on December 31, 1995.

                  IN WITNESS WHEREOF, these Articles of Merger are executed and approved on behalf of the parties to the merger by the undersigned, pursuant to the authorization of the directors and the sole shareholder of each corporation.

                  Dated:  December 12, 1995.

                                       SOUTHEAST MARKETING SERVICES, INC.
                                       a Tennessee corporation

                                       By:  /s/ Michael Hatcher
                                            _________________________________
                                       Its: Secretary


                                       SOUTHEASTERN EMERGENCY PHYSICIANS
                                       OF MEMPHIS, INC.
                                       a Tennessee corporation

                                       By:  /s/ H.L. Massingale
                                            _________________________________
                                       Its: President

                                 PLAN OF MERGER

                                       OF

                       SOUTHEAST MARKETING SERVICES, INC.

                                      INTO

               SOUTHEASTERN EMERGENCY PHYSICIANS OF MEMPHIS, INC.

Pursuant to the provisions of Section 48-21-102 of the Tennessee Business Corporation Act, the undersigned corporations adopt the following Plan of
Merger:

         1.       The name of each corporation planning to merge is:

                  (a)      Southeast Marketing Services, Inc.

                  (b)      Southeastern Emergency Physicians of Memphis, Inc.

         2.       The name of the surviving corporation is:

                  (a)      Southeastern Emergency Physicians of Memphis. Inc.

         3. The name of the corporation whose shares will be issued in connection with the merger is:

                  (a)      Southeastern Emergency Physicians of Memphis, Inc.

         4.       The terms and conditions of the merger are:

                  (a) Agreement to Merge. Southeastern Emergency Physicians of Memphis, Inc., and Southeast Marketing Services, Inc., agree to execute and deliver to the Tennessee Secretary of State for filing Articles of Merger which shall provide that Southeastern Emergency Physicians of Memphis, Inc. shall be the surviving corporation in the Merger.

                  (b) Effective Date of Merger. Effective date of the Merger shall be December

31, 1995.

                  (c) Management of Surviving Corporation. The surviving corporation, Southeastern Emergency Physicians of Memphis, Inc., shall be managed by a Board of Directors consisting of two Directors.

                  (d) Costs and Expenses. The constituent corporations shall bear their own costs and expenses in connection with due diligence and other related activities preliminary to the Merger. Provided, however, that the surviving corporation shall bear all legal and accounting costs and expenses associated with the preparation and filing of the Articles of Merger, Plan of Merger and all other related documents.

                  (e) Effect of the Merger. As of the effective date of the Merger, the separate existence of Southeast Marketing Services, Inc., shall cease and all property owned by it shall be vested in Southeastern Emergency Physicians of Memphis, Inc. without reversion or impairment and all liabilities of the non-surviving corporation shall be vested in the surviving corporation. The surviving corporation shall possess and enjoy all the rights, privileges, immunities, powers and franchises, both of a public and a private nature, and be subject to all restrictions, disabilities, duties, debts, and liabilities of the non-surviving corporation.

         5. The manner and basis of converting the shares of the merging corporation into securities, cash, or other property of the surviving corporation is as follows: The sole shareholder of Southeast Marketing Services, Inc., shall receive seventy-five (75) shares of the common stock of Southeastern Emergency Physicians of Memphis, Inc., in exchange for all of the issued and outstanding shares of common stock of Southeast Marketing Services, Inc., held by such shareholder.

Dated:  December 12, 1995.

                                      SOUTHEASTERN EMERGENCY PHYSICIANS
                                      OF MEMPHIS, INC.

                                      By:  /s/ H.L. Massingale
                                           __________________________________
                                      Its: President

                                      SOUTHEAST MARKETING SERVICES, INC.

                                      By:  /s/ Michael Hatcher
                                           __________________________________
                                      Its: Secretary


                                       -3-